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                               UNITED STATES

                    SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C.  20549


                                FORM 8-K

                             CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF
                  THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported):      December 15, 2005
                                                 -------------------------


                              HASBRO, INC.
                          --------------------
         (Exact name of registrant as specified in its charter)



 RHODE ISLAND                    1-6682                    05-0155090
--------------                ------------             -------------------
  (State of                   (Commission                 (IRS Employer
Incorporation)                File Number)             Identification No.)



1027 NEWPORT AVE., PAWTUCKET, RHODE ISLAND                   02862
------------------------------------------             -------------------
 (Address of Principal Executive Offices)                  (Zip Code)


                             (401) 431-8697
                     -------------------------------
           (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





Item 1.01  Entry into a Material Definitive Agreement.

     On December 15, 2005 the Board of Directors of Hasbro, Inc. (the "Company") approved certain changes to the Company's director compensation programs. These changes are described below and, except as otherwise set forth, are effective for 2006 and subsequent years.

     The annual board retainer will be increased from $45,000 to $55,000. This increase is coupled with the elimination of individual meeting fees for meetings of the full Board of Directors. Previously a per meeting fee of $1,500 was paid to directors for participation at in-person and telephonic board meetings. In addition, there will no longer be a mandatory deferral of 33% of the annual board retainer fee into a stock unit account under the Company's Deferred Compensation Plan for Non-Employee Directors. All deferrals of the annual retainer or meeting fees under the Deferred Compensation Plan for Non-Employee Directors will be entirely voluntary in the amount elected by a director. The Company will continue to provide a matching contribution of 10% for any portion of the retainer or meeting fees deferred into the stock unit account.

     The annual retainer for the Chairs of the Company's Audit, Compensation and Stock Option, Finance and Nominating, Governance and Social Responsibility Committees will each remain at $10,000, and a per meeting fee of $1,500 will continue to be paid for attendance at in-person meetings of these four board committees. However, the per meeting fee for telephonic participation in committee meetings will be decreased from $1,500 to $1,000.

     The annual retainer paid to the Company's presiding director will be decreased from $40,000 to $25,000. Unlike the other changes to the director compensation program, which are effective January 1, 2006, the reduction in the annual retainer for the Company's presiding director will be effective as of the date of the Company's 2006 Annual Meeting of Shareholders.

     The Company's 2003 Stock Option Plan for Non-Employee Directors (the "2003 Director Option Plan"), which provided for formula stock option grants, is being eliminated. The 2003 Director Option Plan provided for the grant of an option to purchase 12,000 shares of the Company's common stock upon the initial election of a director to the Board, and an annual grant of an option for 6,000 shares of the Company's common stock on May 1st of each year. All of these options were granted with exercise prices equal to the fair market value of the common stock on the date of grant.

     Starting in 2006, the Company will use stock awards instead of stock
options to provide equity compensation to its directors.   The Company
anticipates issuing to each director, in May of every year, that number of shares of common stock which have a fair market value of $90,000 (based on the price of the common stock on the date of grant). These shares will be immediately vested, but the board has adopted board ownership guidelines which will mandate that board members may not sell any shares of the Company's common stock which they hold, including shares which are obtained as part of the yearly stock grant, until they hold shares of common stock with a value equal to at least $275,000 (equivalent to five times the annual board retainer). Directors will also be able to defer receipt of some or all of these shares pursuant to deferral elections.



                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             HASBRO, INC.
                                             ------------
                                             (Registrant)


Date: December 16, 2005                  By:  /s/ David D. R. Hargreaves
                                              --------------------------
                                              David D. R. Hargreaves

                                              Senior Vice President and
                                              Chief Financial Officer
                                              (Duly Authorized Officer and
                                              Principal Financial Officer)